Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Allan Hosack
Chief Financial Officer
414.459.4010
allanhosack@wsbonline.com

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Six Months Ended June 30, 2015.
WAUWATOSA, WI – 7/24/2015 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $5.3 million for the quarter ended June 30, 2015, compared to $3.0 million for the quarter ended March 31, 2015 and $3.8 million for the quarter ended June 30, 2014. For the quarter ended June 30, 2015, net income per diluted share was $0.17 as compared to $0.09 for the quarter ended March 31, 2015 and $0.11 for the quarter ended June 30, 2014.  Net income totaled $8.3 million, or $0.26 per diluted share for the six months ended June 30, 2015, compared to $5.7 million, or $0.16 per diluted share for the six months ended June 30, 2014.
2nd Quarter 2015 Highlights and Net Income for the Six Months Ended June 30, 2015

•
Mortgage banking segment net income totaled $2.9 million for the quarter ended June 30, 2015 compared to $1.0 million for the quarter ended June 30, 2014.  The quarter ended June 30, 2015 represents the fourth consecutive quarter in which the mortgage banking segment has outperformed the prior year comparative quarter.  Mortgage banking operations were positively impacted by a higher volume of loans originated during the second quarter of 2015 compared to the second quarter of 2014.  Loans originated for sale on the secondary market increased 26.3% to $596 million during the quarter ended June 30, 2015, compared to $472 million during the quarter ended June 30, 2014.  Mortgage banking segment net income totaled $4.3 million for the six months ended June 30, 2015, compared to $1.0 million for the six months ended June 30, 2014.

•
Community banking segment net income totaled $2.4 million for the quarter ended June 30, 2015 compared to $2.8 million for the quarter ended June 30, 2014.  The quarter ended June 30, 2015 included $1.1 million in writedowns to the carrying value of real estate owned, reflecting a plan to facilitate the liquidation of aged properties.  The quarter ended June 30, 2014 included $440,000 in writedowns to real estate owned.  Community banking segment net income totaled $4.0 million for the six months ended June 30, 2015, compared to $4.6 million for the six months ended June 30, 2014.

•
Total non-performing assets decreased $9.5 million, or 18.1%, to $43.0 million at June 30, 2015 from $52.6 million at March 31, 2015 and decreased $25.1 million, or 36.8%, from $68.1 million at June 30, 2014.

•
Past due loans decreased by $3.0 million, or 11.2%, to $23.7 million at June 30, 2015 from $26.7 million at March 31, 2015 and decreased $20.1 million, or 45.9% from $43.9 million at June 30, 2014.  Loans past due less than 90 days decreased by $1.1 million, or 16.1%, to $5.6 million at June 30, 2015 from $6.7 million at March 31, 2015 and decreased $11.7 million, or 67.7%, from $17.4 million at June 30, 2014.

•	Total loans receivable increased $29.8 million, or 2.8%, to $1.09 billion at June 30, 2015 from $1.06 billion at March 31, 2015.
•	Continued a share purchase program, under which 3,895,015 shares were repurchased at an average price of $12.89 per share on the open market during the quarter ended June 30, 2015.

"The momentum of our Mortgage Banking growth continued into the second quarter wherein the division originated a record number of new purchase loans," said Douglas Gordon, President and Chief Executive Officer of the Company.   "Loan growth in our Banking segment was also very strong and nonperforming assets continue to decline, strengthening our balance sheet."

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is a single-bank, holding company headquartered in Wauwatosa, WI.  With $1.7 billion in assets at June 30, 2015, Waterstone has nine community bank branches in the metropolitan Milwaukee market, a loan production office in Minneapolis, Minnesota, and mortgage banking offices in seventeen states around the country.  Additional financial detail related to WaterStone Bank, SSB can be found on the FDIC web site (www.fdic.gov) under the "Industry Analysis" tab.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's most recent Annual Report on Form  10-K and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(In Thousands, except per share amounts)
Interest income:
Loans	$14,065	14,568	27,378	28,236
Mortgage-related securities	820	748	1,659	1,307
Debt securities, federal funds sold and short-term investments	857	825	1,723	1,651
Total interest income	15,742	16,141	30,760	31,194
Interest expense:
Deposits	1,358	1,125	2,711	2,185
Borrowings	4,324	4,406	8,553	8,699
Total interest expense	5,682	5,531	11,264	10,884
Net interest income	10,060	10,610	19,496	20,310
Provision for loan losses	805	285	1,140	535
Net interest income after provision for loan losses	9,255	10,325	18,356	19,775
Noninterest income:
Service charges on loans and deposits	443	333	849	587
Increase in cash surrender value of life insurance	352	305	559	452
Mortgage banking income	29,577	22,188	50,616	36,690
Gain on sale of available for sale securities	-	-	44	-
Other	668	370	1,005	2,526
Total noninterest income	31,040	23,196	53,073	40,255
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	23,272	18,190	41,350	33,249
Occupancy, office furniture, and equipment	2,269	2,621	4,712	5,306
Advertising	712	838	1,365	1,574
Data processing	630	559	1,205	1,118
Communications	351	398	721	820
Professional fees	632	522	1,129	1,030
Real estate owned	686	705	1,229	1,253
FDIC insurance premiums	271	304	607	710
Other	3,124	3,466	6,057	6,174
Total noninterest expenses	31,947	27,603	58,375	51,234
Income before income taxes	8,348	5,918	13,054	8,796
Income tax expense	3,064	2,148	4,754	3,142
Net income	$5,284	3,770	8,300	5,654
Income per share:
Basic	$0.17	0.11	0.26	0.17
Diluted	$0.17	0.11	0.26	0.16
Weighted average shares outstanding:
Basic	29,841	34,021	31,098	34,143
Diluted	31,190	34,252	31,413	34,385
Performance Ratios:
Return on average assets	1.21%	0.85%	0.95%	0.63
Return on average equity	5.04%	3.27%	3.83%	2.62
Net interest margin	2.46%	2.53%	2.38%	2.42

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	June 30,	December 31,
	2015	2014
	(Unaudited)
Assets	(In Thousands, except share data)
Cash	$28,631	145,846
Federal funds sold	11,623	21,268
Interest-earning deposits in other financial institutions and other short term investments	7,857	5,706
Cash and cash equivalents	48,111	172,820
Securities available for sale (at fair value)	269,495	273,443
Loans held for sale (at fair value)	207,920	125,073
Loans receivable	1,094,589	1,094,990
Less: Allowance for loan losses	18,360	18,706
Loans receivable, net	1,076,229	1,076,284

Office properties and equipment, net	24,859	25,562
Federal Home Loan Bank stock (at cost)	19,500	17,500
Cash surrender value of life insurance	51,587	50,848
Real estate owned, net	14,326	18,706
Prepaid expenses and other assets	25,196	23,144
Total assets	$1,737,223	1,783,380

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$96,969	92,162
Money market and savings deposits	121,549	119,163
Time deposits	631,796	652,635
Total deposits	850,314	863,960

Borrowings	444,000	434,000
Advance payments by borrowers for taxes	16,634	4,991
Other liabilities	24,837	30,192
Total liabilities	1,335,785	1,333,143

Shareholders' equity:
Common stock	307	344
Additional paid-in capital	315,922	313,894
Retained earnings	162,575	157,304
Unearned ESOP shares	(21,958)	(22,552
Accumulated other comprehensive income, net of taxes	114	1,247
Cost of shares repurchased	(55,522)	-
Total shareholders' equity	401,438	450,237
Total liabilities and shareholders' equity	$1,737,223	1,783,380

Share Information
Shares Outstanding - excluding unallocated ESOP shares	28,705	32,418
Shares Outstanding - including unallocated ESOP shares	30,707	34,420
Book Value per share - excluding unallocated ESOP shares	$13.98	13.89
Book Value per share - including unallocated ESOP shares	$13.07	13.08
Closing market price	$13.20	13.15
Price to book ratio - excluding unallocated ESOP shares	94.39%	95.73
Price to book ratio - including unallocated ESOP shares	100.97%	100.53
Asset Quality Data
Total non accrual loans	$28,715	38,011
Real estate owned	14,326	18,706
Total nonperforming assets	$43,041	56,717

Total non accrual to total loans	2.62%	3.47
Total nonperforming assets to total assets	2.48%	3.18
Allowance for loan losses	$18,360	18,706
Allowance for loan losses as a % to non-accrual loans	63.94%	49.21

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
		(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$10,060	9,436	10,083	10,914	10,610
Provision for loan losses	805	335	300	315	285
Total noninterest income	31,040	22,033	20,403	23,911	23,196
Total noninterest expense	31,947	26,428	26,553	27,030	27,603
Income before income taxes	8,348	4,706	3,633	7,480	5,918
Income tax expense	3,064	1,690	1,319	2,715	2,148
Net income	$5,284	3,016	2,314	4,765	3,770
Income per share – basic	$0.17	0.09	0.08	0.14	0.11
Income per share – diluted	$0.17	0.09	0.08	0.14	0.11

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF SHARES REPURCHASED

For the quarter ended June 30, 2015
Total shares repurchased	3,895,015
Total cost of shares (including commission)	$50,219,805
Average cost per share	$12.89

For the six months ended June 30, 2015
Total shares repurchased	4,276,815
Total cost of shares (including commission)	$55,172,608
Average cost per share	$12.90